Exhibit 10.23

PARAGON SOLUTIONS, INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.                                       Purpose.  The purpose of the Paragon Solutions, Inc. Non-Employee Director Stock Option Plan (the “Plan”) is to advance the interests of Paragon Solutions, Inc. (the “Company”) by encouraging ownership of the common stock of the Company, and such other securities of the Company as may be substituted for such stock pursuant to Section 6 hereof (the “Common Stock”), by certain non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

2.                                       Administration.  The Board of Directors of the Company has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

3.                                       Eligibility.  Except as provided otherwise in this Section 3, options under the Plan shall be granted in accordance with Section 5 to each Non-Employee Director (as defined below) of the Company; provided that shares of the Company’s Common Stock remain available for grant hereunder in accordance with Section 4.  For purposes of this Plan, a “Non-Employee Director” shall mean each member of the Company’s Board of Directors who is not an employee of the Company or any of its affiliates and who has not been appointed or elected to the Board solely by reason of his or her affiliation with a shareholder of the Company.  Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a “Grantee.”

4.                                       Shares Subject to Plan.  The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Company’s Common Stock.  Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be Two Million (2,000,000) and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of Two Million (2,000,000) authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan.  In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

5.                                       Terms and Conditions of Options.  Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

(a)                                  Grant.  Certain  persons who are Non-Employee Director on the Effective Date (as defined in Section 7(a) below) may  be granted on that date an option to purchase Five-Hundred-Thousand (500,000) shares of the Company’s Common Stock.

(b)                                 Exercise Price.  The exercise price for each option granted under the Plan shall be determined by the Board of Directors  in good faith to be reasonable to give the Grantee an incentive to promote the success and enhance the value of the Company.

(c)                                  Medium and Time of Payment.  The exercise price shall be payable in full upon the exercise of an option in cash and/or shares of Common Stock; provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Grantee for at least six months.  In the event that all or part of the exercise price of an option is paid by the surrender to the Company of shares of Common Stock previously held by the Grantee, such shares shall be valued at their Fair Market Value as of the date of exercise, and the Grantee shall deliver to the Company a certificate of certificates representing such shares duly endorsed to the Company or accompanied by a duly-executed separate instrument of transfer satisfactory to the Board of Directors.

(d)                                 Term.  Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

(e)                                  Exercisability.  Each option granted under this Plan shall vest (become exercisable) as to all of the shares covered thereby immediately upon the date of grant.

(f)                                    Method of Exercise.  All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company’s principal place of business.  Such written notice shall be accompanied by payment in full of the exercise price for the shares for which such option is being exercised.  The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.  Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws.  Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

(g)                                 Effect of Termination of Directorship.  Upon termination of a Grantee’s membership on the Board of Directors of the Company for any reason (including without limitation by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director), the options held by the Grantee under the Plan, to the extent they were exercisable on the date of termination (including any acceleration by reason of such termination) shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Grantee’s termination as a director.  In the event of the death of a Grantee, the Grantee’s personal representatives, heirs or legatees (the “Grantee’s Successors”) may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority.  Such exercise otherwise shall be subject to the terms and conditions of the Plan.

(h)                                 Transferability of Options.  Any option granted pursuant to the Plan shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan.  In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish:  (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), (ii) a trust in which the foregoing persons (or the Grantee) have more than fifty percent of the beneficial interests, (iii) a foundation in which these persons (or the Grantee) control the management of assets, or (iv) any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

(i)                                     Rights as Shareholder.  Neither the Grantee nor the Grantee’s Successors or transferees shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the

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Grantee’s option until the Grantee or such successors or transferees become the holder of record of such shares.

(j)                                     No Options after Ten Years.  No options shall be granted except within a period of ten (10) years after the Effective Date.

6.                                       Adjustments.  In the event a stock dividend is declared upon the Common Stock, the authorization limits under Section 4 shall be increased proportionately, and the shares of Common Stock then subject to each option shall be increased proportionately without any change in the aggregate purchase price therefor.  In the event the Common Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, or otherwise, the authorization limits under Section 4 shall be adjusted proportionately, and there shall be substituted for each such share of Common Stock then subject to each option the number and class of shares into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option, or there shall be made such other equitable adjustment as the Board of Directors shall approve.

7.                                       Effective Date and Termination of Plan.

(a)                                  Effective Date.  The Plan was approved on August 31, 2001 by the Board of Directors of the Company, and will become effective as of September 1, 2001 (the “Effective Date”).

(b)                                 Termination.  The Board of Directors may terminate the Plan at any time.  No termination of the Plan shall adversely affect the rights of the Grantees who have outstanding Options without the consent of such Grantees.

8.                                       No Obligation to Exercise Option.  The granting of an option shall impose no obligation upon the Grantee to exercise such option.

9.                                       Amendment.  The Board of Directors may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.  Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee’s rights under any option theretofore granted to such Grantee.

The foregoing is hereby acknowledged as being the Paragon Solutions, Inc. Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on August 31, 2001.

PARAGON SOLUTIONS, INC.

By:	Thomas Underwood

Its:	President

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Exhibit C

NON-QUALIFIED STOCK OPTION AGREEMENT

under the

PARAGON SOLUTIONS, INC.

2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Optionee: [Name]

Number Shares Subject to Option:  [Number]

Exercise Price per Share:  $[Number]

Date of Grant:  September        , 2001

1.                                       Grant of Option.  Paragon Solutions, Inc. (the “Company”) hereby grants to the Optionee named above (the “Optionee”), under the Paragon Solutions, Inc. 2001 Non-Employee Directors Stock Option Plan (the “Plan”), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this “Option Agreement”), the number of shares indicated above of the Company’s $0.001 par value common stock (the “Stock”), at the exercise price per share set forth above (the “Option”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2.                                       Vesting of Option.  The Option is exercisable in full as of the date of the grant.

3.                                       Period of Option and Limitations on Right to Exercise.  The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and (d) below, provide in writing that the Option will extend until a later date:

(a)                                  The Option shall lapse as of 5:00 p.m., Eastern Time, on September 1, 2004 (the “Expiration Date”).

(b)                                 The Option shall lapse on the date of the Optionee’s termination of service for any reason other than the Optionee’s death or Disability.

(c)                                  If the Optionee’s employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee’s termination of employment.

(d)                                 If the Optionee dies while employed or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee’s death.  Upon the Optionee’s death, the Option may be exercised by the Optionee’s beneficiary.

If the Optionee or his beneficiary exercises an Option after termination of service, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee’s termination of service (including vesting by acceleration in accordance with Article 13 of the Plan).

4.                                       Exercise of Option.  The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  Unless the exercise is a broker-assisted “cashless exercise” as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee (which shares may be delivered by attestation or actual delivery of one or more certificates), or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months.  The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price.  To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.  In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.  No fractional shares of Stock shall be issued upon exercise of the Option.

5.                                       Lock-Up Period.  Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the 1933 Act.  Such restriction shall apply only to the first registration statement of the Company to become effective under the 1933 Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

6.                                       Withholding.  The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option.  Such withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

7.                                       Limitation of Rights.  The Option does not confer to the Optionee or the Optionee’s personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option.  Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Optionee’s service at any time, nor confer upon the Optionee any right to continue in the service of the Company or any Parent or Subsidiary.

8.                                       Stock Reserve.  The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

9.                                       Optionee’s Covenant.  Optionee hereby agrees to use his or her best efforts to provide services to the Company in a workmanlike manner and to promote the Company’s interests.  In the event the Option Shares have not been registered under the 1933 Act at the time the Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

10.                                 Restrictions on Transfer and Pledge.  The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary.  The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account  any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options.  The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

11.                                 Restrictions on Issuance of Shares.  If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12.                                 Right of First Refusal.  Except as provided in Section 12(g) below, before any Option Shares held by Optionee or any transferee (either, a “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)                                  Notice of Proposed Transfer.  The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating (i) the Holder’s bona fide intention to sell or otherwise transfer such Option Shares, (ii) the name of each proposed purchaser or other transferee (each a “Proposed Transferee”), (iii) the number of Option Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

(b)                                 Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder (the “Repurchase Notice”), elect to purchase all, but not less than all, of the Option Shares proposed to be transferred to any one or more Proposed Transferees, at the purchase price determine in accordance with subsection (c) below.

(c)                                  Purchase Price.  The purchase price (“Purchase Price”) for the Option Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)                                 Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within 30 days after receipt of the later of the Notice, in the manner and at the times set forth therein.

(e)                                  Holder’s Right to Transfer.  If all of the Option Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws, and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Option Shares in the hands of such Proposed Transferee.  If the Option Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Option Shares held by the Holder may be sold or otherwise transferred.

(f)                                    Exception for Permitted Transfers.  Notwithstanding the foregoing, the Right of First Refusal shall not apply to any transfer of any or all of the Option Shares during Optionee’s lifetime, or on Optionee’s death by will or the laws of descent and distribution, to Optionee’s spouse, lineal descendants or antecedents, parents, or siblings, or to trusts for the benefit of such persons (“Permitted Transferees”); provided that (i) the transferring Optionee shall give the Corporate Secretary of the Company at least 10 days’ prior written notice before effecting such transfer, (ii) the transferee shall receive and hold the Option Shares so transferred subject to the provisions of this Right of First Refusal and shall furnish the Company with a written agreement to be bound by and comply with this Right of First Refusal, if so requested by the Company, and (iii) there shall be no further transfer of such Option Shares except in accordance with the terms of this Right of First Refusal, and such transferee shall be treated as a “Holder” for purposes of this Agreement.

(g)                                 Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Option Shares upon an initial Public Offering of the Company’s Stock.

13.                                 Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

14.                                 Successors.  This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

15.                                 Severability.  If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

16.                                 Notice.  Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to:

Paragon Solutions, Inc.

3625 Brookside Parkway

Suite 300

Alpharetta, Georgia 30022

Attn: Philip Jacobs, Secretary

or any other address designated by the Company in a written notice to the Optionee.  Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

17.                                 Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal tax consequences of exercise of the Option and disposition of the Option Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE OPTION SHARES.

(a)                                  Exercise of Non-Qualified Stock Option.  Upon exercise of a non-qualified stock option, Optionee normally will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Option Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Option Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Disposition of Shares.  In the case of a non-qualified stock option, any gain realized on disposition of the Option Shares will be treated as capital gain, which may be long-term or short-term depending on the period that the Option Shares were held.

IN WITNESS WHEREOF, Paragon Solutions, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

PARAGON SOLUTIONS, INC.

By:
Name:	Tom Underwood
Title:	President

OPTIONEE:

[Name]

EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE

COMMON STOCK OF

Paragon Solutions, INC.

Name
Address:

Date

Paragon Solutions, Inc.

3625 Brookside Parkway

Suite 300

Alpharetta, Georgia 30022

Attn: Philip Jacobs, Secretary

Re:                               Exercise of Non-Qualified Stock Option

I elect to purchase                     shares of Common Stock of Paragon Solutions, Inc. (the “Company”) pursuant to the Paragon Solutions, Inc. Non-Qualified Stock Option Agreement dated                     and the Paragon Solutions, Inc. 2001 Long-Term Incentive Plan.  The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice), or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.

On or before the Exercise Date (or, in the case of a Broker-assisted cashless exercise, on the settlement date following the Exercise Date), I will pay the full exercise price in the form specified below (check one):

[ ]                                     Cash Only: by delivering a check to the Company for $                   .

[ ]                                     Cash and Shares: by delivering a check to the Company for $                  for the part of the exercise price.  I will pay the balance of the exercise price by delivering to the Company by attestation or actual delivery of a stock certificate with my endorsement for shares of the Company Stock that I have owned for at least six months.  If the number of shares of such the Company Stock so delivered exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ]                                     Shares Only: by delivering to the Company by attestation or actual delivery of a stock certificate with my endorsement for shares of the Company Stock that I have owned for at least six months.  If the number of shares of such the Company Stock so delivered exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ]                                     Cash From Broker: by delivering the purchase price from                                       , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the “Broker”).  I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

On or before the Exercise Date, I will pay satisfy any applicable tax withholding obligations in the form specified below (check one):

[ ]                                     Cash Only: by delivering a check to the Company for the full tax withholding amount.

[ ]                                     Cash and Shares: by delivering a check to the Company for part of the tax withholding amount.  I will pay the balance of the tax withholding amount by delivering to the Company by attestation or actual delivery of a stock certificate with my endorsement for shares of the Company Stock that I have owned for at least six months.  If the number of shares of the Company Stock so delivered exceeds the number needed to pay the tax withholding amount, the Company will issue me a new stock certificate for the excess.

[ ]                                     Shares Only: by delivering to the Company by attestation or actual delivery of a stock certificate with my endorsement for shares of the Company Stock that I have owned for at least six months.  If the number of shares of the Company Stock so delivered exceeds the number needed to pay the tax withholding amount, the Company will issue me a new stock certificate for the excess.

[ ]                                     Withholding of Shares to Cover Minimum Obligation: by having the Company withhold shares of Stock from the Option having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a Broker).

Very truly yours,

AGREED TO AND ACCEPTED:

PARAGON SOLUTIONS, INC.

By:

Title:

Number of Option Shares
Exercised:

Number of Option Shares
Remaining:

Date:

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

REGARDING EXERCISE OF OPTION TO PURCHASE

COMMON STOCK OF PARAGON SOLUTIONS, INC.

Optionee:

No. of Shares Exercised:

In connection with the purchase of the above-listed shares (the “Shares”) of common stock of Paragon Solutions, Inc. (the “Company”), the undersigned Optionee represents to the Company the following:

(a)                                  I understand and agree that the Shares are being issued and sold to me without registration under any state or federal law relating to the registration of securities for sale, and are being issued and sold in reliance on exemptions from registration under appropriate state and federal laws.  I understand that the Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available.

(b)                                 I further understand and agree that the Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by me without registration, and the Company is under no obligation to act in any manner so as to make Rule 144, promulgated under the Securities Act of 1933 (the “1933 Act”), available with respect to sale of the Shares.

(c)                                  I understand and agree that a legend indicating that the Shares have not been registered under the applicable securities laws, and referring to any applicable restrictions on transferability and sale of the Shares, may be placed on the certificate or certificates delivered to me, that any transfer agent of the Company may be instructed to require compliance therewith, and that in order to ensure compliance with such restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

(d)                                 I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares.  I hereby represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

(e)                                  I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  I am acquiring the Shares for investment my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the 1933 Act.

Signature of Optionee:	Date:	,